                                                                    Exhibit 11.1
                      THE HOME DEPOT, INC. AND SUBSIDIARIES

                        COMPUTATION OF BASIC AND DILUTED
                               EARNINGS PER SHARE

(In Millions, Except Per Share Data)
                                                                           THREE MONTHS ENDED
                                                                     --------------------------------
                                                                       April 29,         April 30,
                                                                         2001              2000
                                                                     --------------    --------------
BASIC

Net Earnings Available to Common
   Shareholders                                                           $    632          $    629

Weighted Average Number of
   Common Shares Outstanding                                                 2,326             2,308
                                                                     --------------    --------------

            Basic Earnings Per Share                                     $    0.27          $   0.27
                                                                     ==============    ==============

DILUTED

Net Earnings Available to Common
   Shareholders                                                           $    632          $    629
                                                                     --------------    --------------

Weighted Average Number of
   Common Shares Outstanding                                                 2,326             2,308

Effect of Potentially Dilutive Securities:
   Employee Stock Plans                                                         21                46
                                                                     --------------    --------------

Weighted Average Number of Common Shares
    Outstanding Assuming Dilution                                            2,347             2,354
                                                                     --------------    --------------


               Diluted Earnings Per Share                                $    0.27          $   0.27
                                                                     ==============    ==============

Employee stock plans represent options and shares granted under the Company's employee stock purchase, stock option, and deferred compensation stock plans.